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Exhibit 99-11 - Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Prospectus and Statement of Additional Information, and to the use of our report dated March 29, 2002, with respect to the statutory basis financial statements of ReliaStar Life Insurance Company, and to the use of our report dated February 15, 2002, with respect to the financial statements of ReliaStar Select Variable Account, included in Post-Effective Amendment No. 13 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 33-69892) and related Prospectus of ReliaStar Select Variable Account.


                                                           /s/ Ernst & Young LLP

Atlanta, Georgia
April 22, 2002